Exhibit 4.2

INVESTORS RIGHTS AGREEMENT

INVESTORS RIGHTS AGREEMENT (this “Agreement”), dated as of April 5, 2010, by and among Resaca Exploitation, Inc., a Texas corporation, with headquarters located at 1331 Lamar, Suite 1450, Houston, Texas 77010 (the “Company”), Cano Petroleum, Inc., a Delaware corporation, with headquarters located at 801 Cherry Street, Suite 3200, Fort Worth, Texas 76102 (“Cano”), and the undersigned holders of the Company’s Series A Preferred Stock (each, a “Series A Holder”, and collectively, the “Series A Holders”). The Company, Cano and the Series A Holders are each a “party” and together are “parties” to this Agreement.

WHEREAS:

A.            The Company has authorized a new series of convertible preferred stock designated as “Series A Convertible Preferred Stock” (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series A Preferred Shares”), the terms of which are set forth in the certificate of designations for such series of preferred shares in the form attached hereto as Exhibit A (the “Certificate of Designations”), which Series A Preferred Shares shall be convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations (as converted, the “Conversion Shares”).

B.            In connection with that certain Agreement and Plan of Merger by and among the Company, Resaca Acquisition Sub, Inc., a Delaware corporation (the “Merger Sub”), and Cano, dated September 29, 2009 (the “Merger Agreement”), the Company has agreed, upon the consummation of the merger of Merger Sub with and into Cano (the “Merger”), to exchange and to issue one (1) validly issued, fully paid and nonassessable Series A Preferred Share for each share of Series D Convertible Preferred Stock of Cano (“Cano Series D Preferred Shares”).

C.            In connection with the sale and issuance of the Cano Series D Preferred Shares, Cano and the purchasers of Cano Series D Preferred Shares at such time entered into that certain Securities Purchase Agreement, dated August 25, 2006 (the “Securities Purchase Agreement”) and that certain Registration Rights Agreement, dated August 25, 2006, with Cano (the “Registration Rights Agreement”), both of which provided certain rights to the holders of Cano Series D Preferred Shares.

D.            Since all Cano Series D Preferred Shares are exchanged for Series A Preferred Shares as part of the Merger, the Company, Cano and the Series A Holders desire to amend and restate the Securities Purchase Agreement and the Registration Rights Agreement in their entirety with this Agreement and provide the Series A Holders with certain rights, including registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Series A Holders hereby agree as follows:

1.                                       Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

a.             “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

b.             “Closing Date” shall have the meaning set forth in the Merger Agreement.

c.             “Effective Date” means the date that the Registration Statement has been declared effective by the SEC.

d.             “Effectiveness Deadline” means the date which is (i) in the event that the Registration Statement is not subject to any review by the SEC, ninety (90) days after the Closing Date or (ii) in the event that the Registration Statement is subject to any review by the SEC, one hundred twenty (120) days after the Closing Date.

e.             “Eligible Market” means the NYSE, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the London Stock Exchange or the AIM market of the London Stock Exchange.

f.              “Excluded Securities” shall have the meaning set forth in the Certificate of Designations.

g.             “Filing Deadline” means the date that is forty five (45) days after the Closing Date.

h.             “Investor” means a Series A Holder or any transferee or assignee thereof to whom a Series A Holder assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

i.              “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations hereunder.

j.              “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

k.             “Principal Market” means the NYSE Amex.

l.              “Purchase Price” means the sum of (i) $1,000.00 multiplied by (ii) the number of Series A Holder’s Series A Preferred Shares for which Conversion Shares are included in a Registration Statement referenced in the first sentence of Section 2(f).

m.            “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

n.             “Registrable Securities” means (i) Conversion Shares issued or issuable upon conversion of the Series A Preferred Shares, and (ii) any capital stock of the Company issued or issuable with respect to the Conversion Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Series A Preferred Shares.

o.             “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

p.             “Required Holders” means the holders of at least a majority of the Registrable Securities.

q.             “Required Registration Amount” means 130% of the maximum number of Conversion Shares issued and issuable pursuant to the Certificate of Designations, as of the trading day immediately preceding the applicable date of determination, all subject to adjustment as provided in Section 2(e) (without regard to any limitations on conversion of the Series A Preferred Shares).

r.              “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

s.             “SEC” means the United States Securities and Exchange Commission.

t.              “Securities” means the Series A Preferred Shares held by the Series A Holders and the Conversion Shares.

2.                                       Registration.

a.             Mandatory Registration.  The Company shall prepare, and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form S-1 covering the resale of all of the Registrable Securities. The Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount determined as of the date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Shareholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. By 9:30 am on the second Business Day following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

b.             Allocation of Registrable Securities.  The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any shares of Common Stock included in a Registration Statement and which remain allocated to any Person who ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement.

c.             Legal Counsel.  Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which legal counsel shall be designated in writing to the Company by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

d.             Ineligibility for Form S-3.  In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

e.             Sufficient Number of Shares Registered.  In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Series A Preferred Shares and such calculation shall assume that the Series A Preferred Shares are then convertible into shares of Common Stock at the then prevailing Conversion Rate (as defined in the Certificate of Designations).

f.              Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement.  If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the respective Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the respective Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, to register a sufficient number of shares of Common Stock or to maintain a listing of the Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock and not as a penalty (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one and one-half percent (1.5%) of the aggregate Purchase Price of such Investor’s Registrable Securities included in such Registration Statement on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; (iii) the initial day of a Maintenance Failure; (iv) on every thirtieth day after the day of a Filing Failure and thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (v) on every thirtieth day after the day of an Effectiveness Failure and thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; and (vi) on every thirtieth day after the initial day of a Maintenance Failure and thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the dates set forth above and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. Notwithstanding anything herein to the contrary in no event shall the aggregate amount of Registration Delay Payments (other than Registration Delay Payments payable pursuant to events that are within the control of the Company) exceed, in the aggregate, 10% of the aggregate Purchase Price.

3.                                       Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d) or 2(e), the Company will use its best efforts to effect the registration of the

Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a.             The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its reasonable best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(b) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The term “reasonable best efforts” shall mean, among other things, that the Company shall submit to the SEC, within three (3) Business Days after the later of the date that (i) the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 3(c) (which approval is immediately sought and shall not be unreasonably withheld or delayed), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request.

b.             The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC within one (1) Business Day after the day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

c.             The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld or delayed. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

d.             The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, and, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

e.             The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f.              The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or e-mail on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g.             The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h.             If any Investor is deemed to be, alleged to be or reasonably believes it may be deemed or alleged to be, an underwriter or is required under applicable securities laws to be described in the Registration Statement as an underwriter, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

i.              Upon the written request of any Investor in connection with such Investor’s due diligence requirements, if any, the Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees, counsel and the Company’s independent certified public accountants to supply all information which may be necessary and any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

j.              The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k.             The Company shall use its best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure the inclusion for quotation of all of the Registrable Securities on The NASDAQ Global Market or The NASDAQ Global Select Market, or (iii) if, despite the Company’s best efforts, the Company is unsuccessful in satisfying the preceding clauses (i) or (ii), to secure the inclusion for quotation on The NASDAQ Capital Market for such Registrable Securities and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register with the Financial Industry Regulatory Authority as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l.              The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

m.            If requested by an Investor, the Company shall as soon as practicable but in no event later than five (5) days after the receipt of notice from such Investor, (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

n.             The Company shall use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

o.             The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

p.             The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

q.             Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit C.

r.                                         Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed twelve (12) consecutive days and during any three hundred sixty-five (365) day period such Grace Periods shall not exceed an aggregate of twenty-five (25) days and the first day of any Grace Period must be at least five (5) trading days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(f) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such delivery requirement exists), prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

4.                                       Obligations of the Investors.

a.                                       At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b.                                      Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

c.                                       Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by the first sentence of 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

d.                                      Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.                                       Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $15,000.

6.                                       Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.                                       To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, other than consequential, indirect or incidental damages (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d) and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

b.                                      In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

c.                                       Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate reasonably with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party or the Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.                                      The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e.                                       The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.                                       Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.                                       Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

a.                                       make and keep adequate current public information with respect to the Company available, as required by Rule 144;

b.                                      file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 10(a)) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c.                                       furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.                                       Assignment of Investor’s Rights.

The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with other applicable requirements set forth herein.

10.                                 Additional Covenants.

a.                                       Reporting Status.  Until the date on which the Series A Holders shall have sold all the Conversion Shares and none of the Series A Preferred Shares are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. From the time Form S-3 is available to the Company for the registration of the Conversion Shares, the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares for resale by the Series A Holders on Form S-3 and at all times the Company shall conduct its business in accordance with applicable law.

b.                                      Financial Information.  The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K or 10-Q, any interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act and (ii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

c.                                       Listing.  The Company shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance). The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market or any Eligible Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 10(c).

d.                                      Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

e.                                       Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the third Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Agreement in the form required by the 1934 Act and attaching the Agreement (including, without limitation, all schedules to this Agreement) as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Investor or as may be required under the terms of this Agreement. If an Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries directly from the Company, any of its Subsidiaries, any of their affiliates, officers, directors or any other Person acting on their behalf, it shall provide the Company with written notice thereof. The Company shall, within five (5) Trading Days (as defined in the Certificate of Designations) of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein, an Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Investor shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Investor, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the Principal Market.

f.                                         Additional Registration Statements.  Except for registration statements filed in connection with the Merger or the Offering (as defined below), until the Effective Date, the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Securities.

g.                                      Corporate Existence.  So long as any Series A Holder beneficially owns any Series A Preferred Shares, the Company shall not be party to any Fundamental Transaction (as defined in the Certificate of Designations) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificate of Designations.

h.                                      Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 130% of the maximum number of shares of Common Stock issuable upon conversion of the Series A Preferred Shares (assuming for purposes hereof, that the Series A Preferred Shares are convertible at the Conversion Price and without taking into account any limitations on the conversion of the Series A Preferred Shares set forth in the Certificate of Designations).

i.                                          Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

j.                                          Additional Issuances of Securities.

(i)                                     For purposes of this Section 10(j), the following definitions shall apply.

(1)                                  “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2)                                  “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3)                                  “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii)                                  Until no Series A Preferred Shares remain outstanding, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 10(j)(ii).

(1)                                  The Company shall deliver to each Series A Holder a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Series A Holders 30% of the Offered Securities allocated among such Series A Holders (a) based on such Series A Holder’s pro rata portion of the aggregate number of Series A Preferred Shares held as of the date of such Offer Notice (the “Basic Amount”), and (b) with respect to each Series A Holder that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Series A Holders as such Series A Holder shall indicate it will purchase or acquire should the other Series A Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Series A Holders shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2)                                  To accept an Offer, in whole or in part, such Series A Holder must deliver a written notice to the Company prior to the end of the third (3rd) Business Day after such Series A Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such

Series A Holder’s Basic Amount that such Series A Holder elects to purchase and, if such Series A Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Series A Holder elects to purchase (in either case, the “Notice of Acceptance”). If such Series A Holder does not deliver the Notice of Acceptance prior to the end of the Offer Period, then such Series A Holder shall be deemed to have waived such Series A Holder’s rights to purchase any Offered Securities in the Subsequent Placement which is the subject of the Offer Notice. If the Basic Amounts subscribed for by all Series A Holders are less than the total of all of the Basic Amounts, then each Series A Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Series A Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Series A Holder bears to the total Basic Amounts of all Series A Holders that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Series A Holders a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Series A Holder’s receipt of such new Offer Notice.

(3)                                  The Company shall have one hundred twenty (120) days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Series A Holders (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)                                  In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 10(j)(ii)(3) above), then each Series A Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Series A Holder elected to purchase pursuant to Section 10(j)(ii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Series A Holders pursuant to Section 10(j)(ii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Series A Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Series A Holders in accordance with Section 10(j)(ii)(1) above.

(5)                                  Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Series A Holders shall acquire from the Company, and the Company shall issue to the Series A Holders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 10(j)(ii)(3) above if the Series A Holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Series A Holders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Series A Holders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Series A Holders and their respective counsel.

(6)                                  Any Offered Securities not acquired by the Series A Holders or other persons in accordance with Section 10(j)(ii)(3) above may not be issued, sold or exchanged until they are again offered to the Series A Holders under the procedures specified in this Agreement.

(7)                                  Except with respect to the Offering, the Company and the Series A Holders agree that if any Series A Holder elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Series A Holder shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Series A Holder prior to such Subsequent Placement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in this Agreement.

(8)                                  Notwithstanding anything to the contrary in this Section 10(j) and unless otherwise agreed to by the Series A Holders, the Company shall either confirm in writing to the Series A Holders that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Series A Holders will not be in possession of material non-public information, by the one hundred twentieth (120th) day following expiration of the Offer Period. If by the one hundred twentieth (120th) day following expiration of the Offer Period no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Series A Holders, such transaction shall be deemed to have been abandoned and the Series A Holders shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Series A Holder with another Offer Notice and each Series A Holder will again have the right of participation set forth in this Section 10(j)(ii).

(9)                                 Notwithstanding anything to the contrary in this Section 10(j), the restrictions contained in subsections (ii) of this Section 10(j) shall not apply in connection with the issuance of any Excluded Securities or the offering of shares of Common Stock pursuant to that certain Registration Statement on Form S-1 (Registration No. 333-164551), including all amendments thereto, as filed with the SEC (the “Offering”), regardless of whether the Offering occurs before, simultaneous with or after the Merger.

(10)                            In the event the Company has made a good faith determination that any matters relating to an Offer Notice required to be provided to any Series A Holder pursuant to this Section 10(j) constitute material non-public information, prior to providing such Offer Notice, the Company shall promptly inquire (either orally or in writing) to each Series A Holder whether such Series A Holder wants to receive any material non-public information (the “Material Event Notice”). To receive delivery of such Offer Notice and participate in a

Subsequent Placement which is the subject of such Offer Notice, each Series A Holder must deliver notice (either orally or in writing) to the Company prior to the end of the first (1st) Business Day after such Series A Holder’s receipt of the Material Event Notice (the “Material Event Disclosure Period”) authorizing the delivery of material non-public information to such Series A Holder (the “Material Event Notice Acceptance”). If a Material Event Notice Acceptance is not received by the Company within the Material Event Disclosure Period, then such Series A Holder shall be deemed to have waived such Series A Holder’s rights to receive such Offer Notice which is the subject of the Material Event Notice and purchase any Offered Securities in the Subsequent Placement which is the subject of such Offer Notice and the Company shall be relieved of any obligation imposed by this Section 10(j) to deliver such Offer Notice and sell any such Offered Securities to such Series A Holder.

k.                                       Withholding Taxes.  On each Dividend Date (as defined in the Certificate of Designations), if the Company does not have current or accumulated “earnings and profits” within the meaning of Sections 301 and 312 of the Internal Revenue Code of 1986, as amended, through such Dividend Date, the Company shall not withhold any amount of the applicable Dividend (as defined in the Certificate of Designations) in respect of U.S. federal income tax. On or prior to any such Dividend Date, the Company shall deliver a transmittal letter to the Series A Holder or the Series A Holder’s prime broker indicating whether the Company believes it must withhold any amount of such Dividend, whether the Company has any “earnings or profits” and the calculations, in reasonable detail, supporting such calculations.

l.                                          [Intentionally omitted]

m.                                    Trading in Common Stock.  For so long as such Series A Holder owns any Securities, such Series A Holder shall not maintain a Net Short Position. For purposes of this Section, a “Net Short Position” by a person means a position whereby such person has executed one or more sales of Common Stock that is marked as a short sale and that is executed at a time when such Series A Holder has no equivalent offsetting long position in the Common Stock or contract for the foregoing. For purposes of determining whether a Series A Holder has an equivalent offsetting long position in the Common Stock, all Common Stock (i) that is owned by such Series A Holder, (ii) that may be issued pursuant to the terms of the Certificate of Designations to the Series A Holder or (iii) that would be issuable upon conversion or exercise in full of all securities of the Series A Holder (including the Securities) then held by such Series A Holder (assuming that such securities were then fully convertible or exercisable, notwithstanding any provisions to the contrary, and giving effect to any conversion or exercise price adjustments that would take effect given only the passage of time) shall be deemed to be held long by such Series A Holder. Without limiting the foregoing, the Series A Holders may engage in hedging activities at various times during the period following the public announcement of the execution of this Agreement as provided in Section 10(e), and during the period that any Securities are outstanding.

n.                                      Transfer or Resale.  Each Series A Holder understands that except as provided in this Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Series A Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Series A Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Series A Holder effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, this Section 10(n).

o.                                      Legends.  Each Series A Holder understands that the certificates or other instruments representing the Series A Preferred Shares and the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “1933 ACT”), OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Series A Preferred Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Series A Preferred Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Series A Preferred Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Series A Preferred Shares can be sold, assigned or transferred pursuant to Rule 144(b).

11.                                 Register; Transfer Agent Instructions.

a.                                       Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Series A Preferred Shares and the Conversion Shares in which the Company shall record the name and address of the Person in whose name the Series A Preferred Shares and the Conversion Shares have been issued (including the name and address of each transferee), the number of Series A Preferred Shares held by such Person and the number of Conversion Shares issuable upon conversion of the Series A Preferred Shares held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Series A Holder or its legal representatives.

b.                                      Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent (the “Transfer Agent”), and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at the Transfer Agent, registered in the name of each Series A Holder or its respective nominee(s), for the Series A Preferred Shares issued at the Closing and for the Conversion Shares in such amounts as specified from time to time by each Series A Holder to the Company upon conversion of the Series A Preferred Shares in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 11(b), and stop transfer instructions to give effect to Section 10(o) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement. If a Series A Holder effects a sale, assignment or transfer of the Securities in accordance with Section 10(n), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at the Transfer Agent in such name and in such denominations as specified by such Series A Holder to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement with prospectus delivery (unless an exemption from the prospectus delivery requirements is available), or pursuant to Rule 144, the transfer agent shall issue such Securities to the Series A Holder, assignee or transferee, as the case may be, without any restrictive legend.

c.                                       Breach.  The Company acknowledges that a breach by it of its obligations under this Section 11 will cause irreparable harm to a Series A Holder and that the remedy at law for a breach of its obligations under this Section 11 will be inadequate. In addition, the Company agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 11, that a Series A Holder shall be entitled, in addition to all other available remedies, to seek an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

d.                                      Additional Relief.  If the Company shall fail for any reason or for no reason to issue to such holder unlegended certificates within three (3) Business Days of receipt of documents necessary for the removal of legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to the holder, if on or after the Trading Day (as defined in the Certificate of Designations) immediately following such three (3) Business Day period, the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that the holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the holder a certificate or certificates representing such shares of Common Stock and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Deadline Date. “Closing Bid Price” means, for any security as of any date, the last closing price for such security on the Principal Market, as reported by Bloomberg (as defined in the Certificate of Designations), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(d)(iii) of the Certificate of Designations. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

12.                                 Amendment and Restatement of Securities Purchase Agreement and Registration Rights Agreement.  The Company, Cano and the Series A Holders agree that the Securities Purchase Agreement and the Registration Rights Agreement are hereby amended and restated in their entirety by this Agreement and upon execution of this Agreement (i) the Securities Purchase Agreement and the Registration Rights Agreement shall be of no further force and effect, and (ii) all rights and obligations of Cano and the Series A Holders under the Securities Purchase Agreement and the Registration Rights Agreement shall be superseded by this Agreement; provided, however, that the Series A Holders shall retain any rights and remedies that they have under the terms of the Securities Purchase Agreement or the Registration Rights Agreement, as applicable, as a direct result of any breach of the terms of the Securities Purchase Agreement or the Registration Rights Agreement by Cano occurring prior to the Closing Date, including rights to indemnification thereunder.

13.                                 Miscellaneous.

a.                                       A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

b.                                      Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company or Cano:

Resaca Exploitation, Inc.

1331 Lamar

Suite 1450

Houston, Texas 77010

Telephone: (713) 650-1246

Facsimile: (713 655-1711

Attention: General Counsel

With a copy to:

Haynes and Boone, LLP

1221 McKinney

Suite 2100

Houston, Texas 77010

Telephone: (713) 547-2000

Facsimile: (713) 547-2600

Attention: Bryce D. Linsenmayer, Esq.

If to a Series A Holder or Investor, to its address and facsimile number set forth on the Exhibit E attached hereto, with copies to such Series A Holder’s or Investor’s representatives as set forth on the Exhibit E, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party pursuant to this Section. If to the Legal Counsel, to its address and facsimile number as specified by written notice given to the Company by the Required Holders upon designation of the Legal Counsel. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c.                                       Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.                                      All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e.                                       This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f.                                         Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g.                                      The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.                                      This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i.                                          Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.                                          All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

k.                                       The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l.                                          This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

m.                                    Notwithstanding anything to the contrary contained herein, no Series A Holder or holder of Registrable Securities shall be entitled to consequential, indirect or incidental damages hereunder. However, the foregoing shall not in any way limit a Series A Holder or holder of Registrable Securities from being reimbursed for its costs, fees or expenses, including, without limitation, reasonable attorneys’ fees and disbursements in connection with any of its rights and remedies hereunder.

n.                                      The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

o.                                      Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 13(o) shall be binding upon each Investor and holder of Registrable Securities, Cano and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

p.                                      The parties agree that this Agreement shall automatically be effective on the Closing Date and not before such date. The parties agree that they shall have no rights or obligations under this Agreement until the Closing Date. If the Merger does not occur, this Agreement shall immediately and automatically be null and void and of no force and effect.

[Signature page follows]

IN WITNESS WHEREOF, each Series A Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

RESACA EXPLOITATION, INC.

By:	/s/ John J. Lendrum, III
John J. Lendrum, III
Chief Executive Officer

CANO:

CANO PETROLEUM INC.

By:	/s/ Phillip B. Feiner
Phillip B. Feiner
Vice President and General Counsel

IN WITNESS WHEREOF, each Series A Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SERIES A HOLDERS:

D.E. LAMINAR PORTFOLIOS, L.L.C.

By:	/s/ W. Todd Huskinson
Name: W. Todd Huskinson
Title: Authorized Signatory

IN WITNESS WHEREOF, each Series A Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SERIES A HOLDERS:

KELLOGG CAPITAL MARKETS LLC

By:	/s/ Nicholas Cappelleri
Name:	Nicholas Cappelleri
Title:	Director - Finance & Operation

IN WITNESS WHEREOF, each Series A Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SERIES A HOLDERS:

Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio
By: Radcliffe Capital Management, L.P.
By: RGC Management Company, LLC

By:	/s/ Chris Hinkel

Name: Chris Hinkel
Title: Managing Director

IN WITNESS WHEREOF, each Series A Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SERIES A HOLDERS:
Investcorp Interlachen Multi-Strategy Master Fund Limited
By: Interlachen Capital Group LP, Authorized Signatory

By:	/s/ Gregg T. Colburn

	Name:	Gregg T. Colburn
	Title:	Authorized Signatory

EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

OF

RESACA EXPLOITATION, INC.

Exhibit 4.3 of this joint proxy statement / prospectus.

EXHIBIT B

SELLING SHAREHOLDERS

The shares of Common Stock being offered by the Selling Shareholders are those issuable to the Selling Shareholders upon conversion of the convertible preferred shares. For additional information regarding the issuance of those convertible preferred shares, see “Issuance of Series A Preferred Stock” above. We are registering the shares of Common Stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for [disclose shareholder relationships] and the ownership of certain shares of Common Stock and the convertible preferred shares, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Shareholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Shareholder, based on its ownership of the convertible preferred shares, as of                  , 2010, assuming conversion of all convertible preferred shares held by the selling shareholders on that date without regard to any limitations on conversions.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of an investors rights agreement with the selling shareholders, this prospectus generally covers the resale of at least 130% of the maximum number of shares of Common Stock issuable upon conversion of the convertible preferred shares as of the [first trading day TBD]. Because the conversion price of the convertible preferred shares may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the certificate of designations, a Selling Shareholder may not convert the preferred shares to the extent such conversion would cause such Selling Shareholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed a percentage specified by the Selling Shareholder of our then outstanding shares of Common Stock following such conversion, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the convertible preferred shares which have not been converted. The number of shares in the second column does not reflect this limitation. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering
[Series A Holder]			0
[Other Series A Holders]

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the preferred shares to permit the resale of these shares of Common Stock by the holders of the preferred shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling shareholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•                  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•                  through the writing of options, whether such options are listed on an options exchange or otherwise;

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  sales pursuant to Rule 144;

•                  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the preferred shares or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under

Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending, if necessary, the list of selling shareholders to include, pursuant to prospectus amendment or prospectus supplement, the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the investors rights agreement, estimated to be $[                        ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

Exhibit C

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[Company Transfer Agent]

[Address]

Attention:

Re:   Resaca Exploitation, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Resaca Exploitation, Inc., a Texas corporation (the “Company”), and have represented the Company in connection with that certain Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among the Company, Resaca Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), and Cano Petroleum, Inc., a Delaware corporation (“Cano”), pursuant to which the Company agreed to issue to the holders (the “Holders”) of Series D Convertible Preferred Stock of Cano (the “Cano Preferred Stock”) one (1) validly issued, fully paid nonassessable share of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company for each share of Cano Preferred Stock. The Company also has agreed entered into an Investors Rights Agreement with the Holders (the “Investors Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined therein) under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Investors Rights Agreement, on                   , 2010, the Company filed a Registration Statement on Form S-1 (File No. 333-             ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling shareholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Subject to the specific prohibitions contained in the Investors Rights Agreement regarding the inability to use the Registration Statement under specific circumstances (the “Registration Statement Limitations”), this letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement provided the prospectus delivery requirements, if any, are complied with.

Subject to the Registration Statement Limitations, you need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated                         , 20        . This letter shall serve as our standing opinion with regard to this matter.

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC: [LIST NAMES OF HOLDERS]

EXHIBIT D

IRREVOCABLE TRANSFER INSTRUCTIONS

RESACA EXPLOITATION, INC.

                        , 20

[Company Transfer Agent]

[Address]

Ladies and Gentlemen:

In connection with the merger of a wholly-owned subsidiary of Resaca Exploitation, Inc., a Texas corporation (the “Company”), with and into Cano Petroleum, Inc., a Delaware corporation, the investors named on the Schedule of Holders attached hereto as Exhibit I (collectively, the “Holders”) received Series A Convertible Preferred Stock, par value $0.01 per share, (the “Series A Preferred Shares”) of the Company, which Series A Preferred Shares are convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations of the Series A Preferred Shares.

This letter shall serve as our authorization and direction to you (provided that you are the transfer agent of the Company at such time), subject to any stop transfer instructions that we may issue to you from time to time, if at all, to issue shares of Common Stock upon conversion of the Series A Preferred Shares (the “Conversion Shares”) to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the General Counsel of the Company (or its outside legal counsel) that either (i) a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and you have not received a notice from the Company that resale of the Conversion Shares under a registration statement are not permitted at that time (a “No Registered Resale Notice”) pursuant to the terms of the Investors Rights Agreement dated as of             , 2010 by and among the Company and the Holders, or (ii) that sales of the Conversion Shares may be made in conformity with Rule 144 under the 1933 Act, and (b) if applicable, a copy of such registration statement and you have not received a No Registered Resale Notice, then, within three (3) business days after your receipt of a notice of transfer or a Conversion Notice, you shall issue the certificates representing the Conversion Shares and such certificates shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Conversion Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED

IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation from the General Counsel of the Company or the Company’s outside legal counsel that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (817) 869-1062.

Very truly yours,

RESACA EXPLOITATION, INC.

By:
Phillip B. Feiner
Corporate Secretary, Vice President and General Counsel

THE FOREGOING INSTRUCTIONS ARE ACKNOWLEDGED AND AGREED TO this day of , 2010 [Company Transfer agent]

By:
Name:
Title:

Enclosures

cc:    [Legal Counsel]

EXHIBIT I

SCHEDULE OF SERIES A HOLDERS

Name of Series A Holder	Series A Holder Address and Facsimile Number

D. E. Shaw Laminar Portfolios LLC	c/o D E Shaw & Co 120 West 45th Street, 39th Floor New York, NY 10036 Facsimile: 212.845.1628

William Herbert Hunt Trust Estate	1601 Elm Street, Suite 3400 Dallas, TX 75201 Facsimile: 214.880.7101

Investcorp Interlachen Multi-Strategy Master Fund Limited	800 Nicollet Mall, Suite 2500 Minneapolis, MN 55402 Facsimile: 612.659.4457 or 612.659.4401

Investor Company	c/o TD Waterhouse Investor Services, Inc. 77 Bloor St., West 3rd Floor Toronto, Ontario M4Y 1A9 Facsimile: 416.413.3613

Kellogg Capital Group LLC	55 Broadway, 4th Floor New York, NY 10006 Facsimile: 212.380.5665

O’Connor Global Multi-Strategy Alpha Master Limited	c/o UBS O’Connor LLC 1 North Wacker Dr, 32nd Floor Chicago, IL 60606 Facsimile: 312.525.6271

Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio	c/o Radcliffe Capital Management, L.P. Attn: Chris Hinkel 50 Monument Road, Suite 300 Bala Cynwyd, PA 19004 Facsimile: 610.617.0580

Beth Rose	c/o TD Waterhouse Canada Inc. 282 Lakeshore Rd E, Main Floor Oakville, Ontario L6J 5B2 Facsimile: 905.337.3796

Dundee Securities Corp.	1 Adelaide St E, Ste 2700 Toronto, Ontario M5C 2V9 Facsimile: 416.849.7898

Gundyco	161 Bay St 10th Floor Toronto, Ontario M5J 2S8 Facsimile: 416-594-8749

Brant Investments Limited EIF	Brant Investments Limited c/o Royal Bank Plaza North Tower 200 Bay St., 21st Floor Toronto, Ontario M5J 2J5 Facsimile: 416.955.6518

Name of Series A Holder	Series A Holder Address and Facsimile Number

Bansco & Co. ITF John Hogan	40 King St. W 23rd Floor Scotia Plaza Toronto, Ontario M5H 1H1 Facsimile: 416.945.4339

Scotia Capital, Inc.	40 King St. W 23rd Floor Scotia Plaza Toronto, Ontario M5H 1H1 Facsimile: 416.945.4339

MacDougall, MacDougall & MacTier, Inc.	Place Du Canada 1010 De La Gauchetiere West, Ste 2000 Montreal, Quebec H3B 4J1 Facsimile: 514.871.9254

Bansco & Co. for Nancy Hogan.	40 King St. W 23rd Floor Scotia Plaza Toronto, Ontario M5H 1H1 Facsimile: 416.945.4339

Jeff Johnson	Burnett Plaza 801 Cherry Street, Suite 3200 Fort Worth, TX 76102 Facsimile: 817.698.0762

GMP Securities LP	145 King Street Suite 1100 Toronto, Ontario M5H 1J8 Facsimile:

GMP Securities LP ITF Donald Cook Carlisle Family Trust	145 King Street Suite 1100 Toronto, Ontario M5H 1J8 Facsimile:

Raymond James LTD ITF Elaine Wilco A/C 1CR-NVVR-0	925 W. Georgia Street Suite 2200 Vancouver, BC V6C 3L2 Facsimile:

EXHIBIT II

RESACA EXPLOITATION, INC. CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Resaca Exploitation, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of Resaca Exploitation, Inc., a Texas corporation (the “Company”), indicated below into shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

[NOTE TO HOLDER—THIS FORM MUST BE SENT CONCURRENTLY TO COMPANY TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby instructs [Company Transfer Agent] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated                   , 20           from the Company and acknowledged and agreed to by [Company Transfer Agent].

RESACA EXPLOITATION, INC.

By:
Name:
Title:

EXHIBIT III

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[Company Transfer Agent]

[Address]

Attention:

Re:  Resaca Exploitation, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Resaca Exploitation, Inc., a Texas corporation (the “Company”), and have represented the Company in connection with that certain Agreement and Plan of Merger, dated September 25, 2009 (the “Merger Agreement”), entered into by and among the Company, Cano Petroleum, Inc., a Delaware corporation (“Cano”), and Resaca Acquisition Sub, Inc., a Delaware corporation (the “Merger Sub”), pursuant to which the Company issued to the holders of Series D Convertible Preferred Stock of Cano (collectively, the “Holders”) Series A Convertible Preferred Stock , par value $0.01 per share, of the Company (the “Preferred Shares”) which are convertible into the Company’s common stock, $0.01 par value (the “Common Stock”). Pursuant to the Merger Agreement, the Company also has entered into an Investors Rights Agreement with the Holders (the “Investors Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Investors Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Investors Rights Agreement, on                                       , 2010, the Company filed a Registration Statement on Form S-1 (File No. 333-                         ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

Subject to the specific prohibitions contained in the Investors Rights Agreement regarding the inability to use the Registration Statement under specific circumstances (the “Registration Statement Limitations”), this letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Holders pursuant to the Registration Statement provided the prospectus delivery requirements, if any, are complied with. Subject to the Registration Statement Limitations, you need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated                                , 20             . This letter shall serve as our standing opinion with regard to this matter.

Very truly yours,

[ISSUER’S COUNSEL]

By:
CC: [LIST NAMES OF HOLDERS]

EXHIBIT E

SCHEDULE OF SERIES A HOLDERS

Name of Series A Holder	Series A Holder Address and Facsimile Number	Maximum Ownership Percentage
D. E. Shaw Laminar Portfolios LLC	c/o D E Shaw & Co 120 West 45th Street, 39th Floor New York, NY 10036 Facsimile: 212.845.1628	9.99%

William Herbert Hunt Trust Estate	1601 Elm Street, Suite 3400 Dallas, TX 75201 Facsimile: 214.880.7101	9.99%

Investcorp Interlachen Multi-Strategy Master Fund Limited	800 Nicollet Mall, Suite 2500 Minneapolis, MN 55402 Facsimile: 612.659.4457 or 612.659.4401	9.99%

Investor Company	c/o TD Waterhouse Investor Services, Inc. 77 Bloor St., West 3rd Floor Toronto, Ontario M4Y 1A9 Facsimile: 416.413.3613	9.99%

Kellogg Capital Group LLC	55 Broadway, 4th Floor New York, NY 10006 Facsimile: 212.380.5665	9.99%

O’Connor Global Multi-Strategy Alpha Master Limited	c/o UBS O’Connor LLC 1 North Wacker Dr, 32nd Floor Chicago, IL 60606 Facsimile: 312.525.6271	9.99%

Radcliffe SPC, Ltd. for and on behalf of the Class A Segregated Portfolio	c/o Radcliffe Capital Management, L.P. Attn: Chris Hinkel 50 Monument Road, Suite 300 Bala Cynwyd, PA 19004 Facsimile: 610.617.0580	4.99%

Beth Rose	c/o TD Waterhouse Canada Inc. 282 Lakeshore Rd E, Main Floor Oakville, Ontario L6J 5B2 Facsimile: 905.337.3796	9.99%

Dundee Securities Corp.	1 Adelaide St E, Ste 2700 Toronto, Ontario M5C 2V9 Facsimile: 416.849.7898	9.99%

Gundyco	161 Bay St 10th Floor Toronto, Ontario M5J 2S8 Facsimile: 416-594-8749	9.99%

Name of Series A Holder	Series A Holder Address and Facsimile Number	Maximum Ownership Percentage
Brant Investments Limited EIF	Brant Investments Limited c/o Royal Bank Plaza North Tower 200 Bay St., 21st Floor Toronto, Ontario M5J 2J5 Facsimile: 416.955.6518	9.99%

Bansco & Co. ITF John Hogan	40 King St. W 23rd Floor Scotia Plaza Toronto, Ontario M5H 1H1 Facsimile: 416.945.4339	9.99%

Scotia Capital, Inc.	40 King St. W 23rd Floor Scotia Plaza Toronto, Ontario M5H 1H1 Facsimile: 416.945.4339	9.99%

MacDougall, MacDougall & MacTier, Inc.	Place Du Canada 1010 De La Gauchetiere West, Ste 2000 Montreal, Quebec H3B 4J1 Facsimile: 514.871.9254	9.99%

Bansco & Co. for Nancy Hogan.	40 King St. W 23rd Floor Scotia Plaza Toronto, Ontario M5H 1H1 Facsimile: 416.945.4339	9.99%

Jeff Johnson	Burnett Plaza 801 Cherry Street, Suite 3200 Fort Worth, TX 76102 Facsimile: 817.698.0762	No limit

GMP Securities LP	145 King Street Suite 1100 Toronto, Ontario M5H 1J8 Facsimile:	9.99%

GMP Securities LP ITF Donald Cook Carlisle Family Trust	145 King Street Suite 1100 Toronto, Ontario M5H 1J8 Facsimile:	9.99%

Raymond James LTD ITF Elaine Wilco A/C 1CR-NVVR-0	925 W. Georgia Street Suite 2200 Vancouver, BC V6C 3L2 Facsimile:	9.99%